                                                                   Exhibit 10.30


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                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                            NOTE PURCHASE AGREEMENT


                               November 20, 1997

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

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
1.   The Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

     1.1  The Advance of Funds . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Closing Date.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.3  Delivery.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.4  Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.5  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.6  Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.7  No Usury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.8  Fees and Commissions . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.9  Additional Agreements. . . . . . . . . . . . . . . . . . . . . . . . .   4

2.   Representations and Warranties of the Lenders . . . . . . . . . . . . . . .   5

     2.1  Experience . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.2  Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.3  Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.4  Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.5  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.6  Access to Data . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.7  Accredited Investor. . . . . . . . . . . . . . . . . . . . . . . . . .   7

3.   Representations and Warranties of the Company . . . . . . . . . . . . . . .   7

     3.1  Corporate Organization and Authority of the Company. . . . . . . . . .   7
     3.2  Corporate Power. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.3  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.4  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     3.5  Validity of Shares . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     3.6  Accuracy of Reports. . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.7  Governmental Consent, etc. . . . . . . . . . . . . . . . . . . . . . .  10
     3.8  Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.9  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

4.   Securities Laws Covenants of Lenders. . . . . . . . . . . . . . . . . . . .  11

5.   Conditions of Lenders' Obligations at Closing . . . . . . . . . . . . . . .  11

     5.1  Representations and Warranties . . . . . . . . . . . . . . . . . . . .  11
     5.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                               TABLE OF CONTENTS
                                  (CONTINUED)

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
     5.3  Blue Sky Compliance. . . . . . . . . . . . . . . . . . . . . . . . . .  12
     5.4  Proceedings Satisfactory . . . . . . . . . . . . . . . . . . . . . . .  12
     5.5  Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     5.6  No Actions Pending . . . . . . . . . . . . . . . . . . . . . . . . . .  12

6.   Conditions of the Company's Obligations at Closing. . . . . . . . . . . . .  12

     6.1  Representations and Warranties . . . . . . . . . . . . . . . . . . . .  12
     6.2  Blue Sky Compliance. . . . . . . . . . . . . . . . . . . . . . . . . .  12
     6.3  No Order Pending . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

7.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

     7.1  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     7.2  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . .  13
     7.3  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     7.4  Notices, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     7.5  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.6  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.7  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.8  Survival of Representations and Warranties . . . . . . . . . . . . . .  14
     7.9  Amendment of Agreement . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.10 Finder's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.11 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SCHEDULES

Schedule A - Lenders
Schedule B - Investors (Pursuant to Section 1.9)

EXHIBITS

Exhibit A - Form of Convertible Promissory Note
Exhibit B - Form of Warrant
Exhibit C - Security Agreement
Exhibit D - Registration Rights Agreement
Exhibit E - Schedule of Exceptions

                            NOTE PURCHASE AGREEMENT


     This Note Purchase Agreement (the "Agreement") is entered into as of November 20, 1997, by and between Sanctuary Woods Multimedia Corporation, a Delaware corporation (the "Company") and the parties listed on the Schedule of Lenders attached hereto as SCHEDULE A ("Lenders") (as amended from time to time pursuant to Section 1.2.

     In consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

     1.   THE CREDIT

          1.1  THE ADVANCE OF FUNDS.

               (i) Under this Agreement, the Company has authorized the borrowing of up to $3,000,000 (the "Credit") from Lenders, subject to Section
1.9 of this Agreement. Lenders hereby agree to make one or more loans to the Company up to the full amount of the Credit, to be paid to the Company by check or wire transfer on or before the Closing (as defined below) for such loan, or by tendering outstanding promissory notes issued by the Company which have become due and payable on or prior to the Closing for such loan (or will become due and payable within 30 days of such Closing).

               (ii) The Company's obligations to each Lender at the time of a Closing shall be evidenced by a secured convertible promissory note delivered to each Lender, in the form attached as EXHIBIT A hereto (the "Notes"), and a warrant for one share of Common Stock of the Company per dollar of Credit loaned to the Company from such Lender and with a strike price of $0.15 per share, in the form attached as EXHIBIT B hereto (the "Warrants").

               (iii) The Company's obligations to Lenders are secured by lien on collateral pursuant to a Security Agreement, dated November 20, 1997, in the form attached hereto as EXHIBIT C (the "Security Agreement").

          1.2 CLOSING DATE. The closing of the purchase and sale of the Notes hereunder shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California on November 19, 1997 (the "First Closing") or at such other time and place upon which the Company and the Lenders shall agree (the date of the First Closing is hereinafter referred to as the "First Closing Date"). Following the First Closing Date, and prior to January 31, 1998, subject to Section 1.9 herein the Company may borrow additional amounts from the Lenders or from lenders in addition to those listed on SCHEDULE A (the "Additional Lenders"), upon the same terms and conditions hereunder as loans made on the First Closing Date, up to the full aggregate amount of the Credit at one or more closings to be held at such other times and places upon which the Company and the Additional Lenders making such loans at such closing shall agree (a "Subsequent Closing"). Such Additional Lenders shall be deemed to be listed on SCHEDULE A as parties to this Agreement and shall be deemed to be "Lenders" for the purposes of this Agreement. The date of a Subsequent Closing is hereinafter referred to as a "Subsequent Closing Date." The First Closing and each Subsequent Closing is hereinafter referred to as a "Closing" and the First Closing Date and each Subsequent Closing Date is hereinafter referred to as a "Closing Date."

          1.3 DELIVERY. At the Closing, the Company will issue to each of the Lenders a Note, registered in such Lender's name, representing the principal amount of the Credit loaned by such Lender, against the loan of such funds.

          1.4 INTEREST RATE. The outstanding principal balance of the Credit shall bear interest from the Closing Date until payment in full is made. The interest rate shall be fifteen percent (15%) accumulating interest per annum; provided that in no event shall such rate exceed the maximum rate of interest allowed by applicable law.

          1.5 TERM. All outstanding principal and interest due under the Notes shall be due and payable as set forth therein.

          1.6 PREPAYMENT. The Company may prepay the principal and accrued interest under the Notes according to the terms of Section 2 of the Notes.

          1.7 NO USURY. This Agreement, the Notes, the Security Agreement, the Registration Rights Agreement, which is attached hereto as EXHIBIT D (the "Registration Rights Agreement"), the Warrants, and other agreements referred to herein (collectively the "Transaction Agreements"), and any other agreements which may subsequently be entered into between the Company and the Lenders, are hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to Lenders hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision hereof or of any other such agreement involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and Lenders hereof that all payments under this Agreement or the Notes are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this paragraph shall never be superseded or waived and shall control every other provision of the Transaction Agreements and all other agreements between the Company and Lenders.

          1.8 FEES AND COMMISSIONS. Except for a processing fee payable to each of the Lenders equal to 3% of any loans made to the Company pursuant to this Agreement, there shall be no fees or commissions paid by the Company pursuant to this Agreement.

          1.9 ADDITIONAL AGREEMENTS. The Lenders listed on SCHEDULE B (the "Investors") shall have the following additional rights:

               a. RIGHT OF FIRST REFUSAL. The Company hereby grants to each Investor a right of first refusal (the "Right of First Refusal") to purchase a Pro Rata Share (as defined below) of all (or any part) of any Note issued by the Company pursuant to this Agreement at any Subsequent Closing Date beyond the first $500,000 aggregate principal amount of Notes sold by the Company (a "New Note") hereunder. A Pro Rata Share for an Investor, for purposes of this section, is the ratio of (i) the aggregate principal amount of any Notes issued by the Company to such Investor pursuant to this Agreement to (ii) the total aggregate principal amount of all Notes issued by the Company to the Investors pursuant to this Agreement. The Right of First Refusal shall be subject to the following provisions:

                     (1)  In the event the Company proposes to issue New
Notes pursuant to this agreement, it shall give each Investor written notice of its intention. Each Investor shall have ten (10) days after receipt of such notice to agree to purchase its Pro Rata Share of the New Notes under the terms of this Agreement. If any Investor fails to agree to purchase its full Pro Rata Share within such ten (10) day period, the Company will give the Investors who did so agree (the "Electing Investors") notice of the amount of New Notes which were not subscribed for. Such notice may be by telephone if followed by written confirmation within two days. The Electing Investors shall have ten (10) days from the date of such notice to agree to purchase pro rata any or all of the New
Note not purchased by such non-purchasing Investors.

                     (2) In the event that the Investors fail to exercise in full the Right of First Refusal within the ten (10) plus ten (10) day period specified above, the Company shall have thirty (30) days thereafter to sell (or enter into an agreement to sell) New Notes upon the terms of this Agreement to Additional Lenders. In the event the Company has not sold (or entered into an agreement to sell) the New Notes within such thirty (30) day period the Company shall not thereafter issue or sell any New Notes, without first offering such New Notes to the Investors in the manner provided above.

               b. RIGHT TO PURCHASE ADDITIONAL NOTES. The Company hereby agrees to sell to each of the Investors at the election of such Investor at any time prior to December 31, 1997 a Pro Rata Share of $250,000 aggregate principal amount of Notes pursuant to the terms of this Agreement, subject in all cases to the $3,000,000 Credit limitation contained in Section 1.1 hereof. In the event that upon exercise of such right, the total amount borrowed by the Company would exceed the amount of the Credit limitation, the Investors' right to purchase additional Notes will be deemed to represent a right to purchase such lesser amount of Notes which, together with Notes previously purchased hereunder, will equal the Credit limitation.

     2.   REPRESENTATIONS AND WARRANTIES OF THE LENDERS

          Each Lender hereby represents and warrants to the Company with respect to the issuance of the Notes and the Warrants and the issuance of the Common Stock issuable upon conversion of the Notes and the purchase of the Common Stock issuable upon exercise of the Warrants (collectively, the "Securities") as follows:

          2.1 EXPERIENCE. It is experienced in evaluating and investing in high technology companies such as the Company.

          2.2 INVESTMENT. It is acquiring the Securities for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Securities to be purchased have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein and the accuracy of the Lenders' representations and warranties as expressed herein.

          2.3 TAX CONSEQUENCES. It understands and acknowledges that any financing structured in the manner provided for herein involves certain tax risks, and therefore it has consulted its own tax advisors regarding all the federal and state tax consequences of the transactions contemplated by this Agreement.

          2.4 RULE 144. It acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act.

          2.5 AUTHORITY. It has all corporate rights, power and authority to enter into the Transaction Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Agreements by the Lenders and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on its behalf. The Transaction Agreements have been duly executed and delivered by and constitute legal, valid and binding obligations of the Lenders, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 9 of the Registration Rights Agreement.

          2.6 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management, and financial affairs with its management and the opportunity to review the Company's facilities. It understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

          2.7 ACCREDITED INVESTOR. It is an "accredited investor" within the meaning of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act.


     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          For purposes of this Section 3, unless the context otherwise requires, the term "Company" shall include the Company and its subsidiaries as listed on its most recent Annual Report on Form 10-K for the year ended March 31, 1997, filed with the Securities and Exchange Commission (the "SEC"). Except as set forth in the Schedule of Exceptions attached hereto as EXHIBIT E, the Company represents and warrants to the Lenders as follows:

          3.1 CORPORATE ORGANIZATION AND AUTHORITY OF THE COMPANY. The Company and each of its subsidiaries:

               (i) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges and in good standing in the state or jurisdiction of its incorporation;

               (ii) has the corporate power and authority to own and operate its properties and to carry on its business as presently conducted and as proposed to be conducted; and

               (iii) is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries, taken as a whole. The Company has made available to the Lenders true and correct copies of its Certificate of Incorporation and By-laws as amended.

          3.2 CORPORATE POWER. The Company will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver the Transaction Agreements, to sell and issue the Notes and Warrants hereunder to issue Common Stock upon conversion of the Notes and upon exercise of the Warrants and to carry out and perform its obligations under the terms of the Transaction Agreements.

          3.3 CAPITALIZATION. The authorized capital stock of the Company consists of:

               (i) COMMON STOCK. 50,000,000 shares of Common Stock, $0.001 par value, of which 2,104,155 shares were issued and outstanding as of October 23, 1997.

               (ii) PREFERRED STOCK. 5,000,000 shares of Preferred Stock, $0.001 par value, of which 99,993 shares were issued and outstanding as of October 23, 1997.

               (iii) All outstanding shares of the Company's Common Stock have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and are fully-paid and nonassessable.

               (iv) At October 31, 1997, the Company had reserved 400,000 shares of Common Stock for future issuance to employees, officers, directors, and consultants of the Company pursuant to employee stock benefit plans or agreements approved by the Board of Directors, and 1,886,305 shares of Common Stock for issuance upon exercise of outstanding warrants. Except as provided or described in this Agreement, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any shares of the Company's capital stock or other securities (whether or not authorized).

          3.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of all its obligations under this Agreement and the other Transaction Agreements and for the authorization, issuance, sale and delivery of the shares of common stock issuable upon conversion of the Notes and exercising of the Warrants has been taken, and this Agreement, the Registration Rights Agreement, the Notes and the Warrants, once executed by the Company and the Lenders, will constitute legally binding valid obligations of the Company enforceable in accordance with their respective terms, such enforceability being subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 9 of the Registration Rights Agreement. Except as provided herein, the issuance of the Notes and the Warrants and the issuance of the common stock upon conversion of the Notes and upon exercise of the Warrants will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

          3.5 VALIDITY OF SHARES. The shares of common stock, when issued and delivered in accordance with the terms and for the consideration expressed in the Notes and the Warrants, shall be duly and validly issued (including, without limitation, compliance with applicable federal and state securities laws), fully-paid and nonassessable.

          3.6 ACCURACY OF REPORTS. The Company's Annual Report on Form 10-K for the year ended March 31, 1997 filed with the SEC, and all reports required to be filed by the Company thereafter up to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), copies of which have been made available to the Lenders, have been duly filed, were in substantial compliance with the requirements of their respective report forms, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading. Since the date of the latest of such reports, there has not been any material adverse change in the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

          3.7 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Agreements, or the offer, sale or issuance of the Notes or the shares of common stock issuable upon conversion of the Notes, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC and the National Association of Securities Dealers, Inc. and except for filings to perfect security interests pursuant to the Security Agreement and Notes.

          3.8 THIRD PARTY CONSENTS. No third party consents are required in connection with any indebtedness of the Company, or with respect to indebtedness of Theatrix Interactive, Inc., the

Company's wholly-owned subsidiary, including existing bank lines of credit with Silicon Valley Bank, Phoenix Leasing, Inc. or Steelcase Financial Services, Inc.

          3.9 FULL DISCLOSURE. The representations and warranties of the Company contained in this Agreement, the other provisions of this Agreement, the Schedule of Exceptions and the other exhibits, when read together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

     4. SECURITIES LAWS COVENANTS OF LENDERS. Each Lender covenants that it will dispose of any of the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants only in compliance with the Registration Rights Agreement. All certificates representing such shares shall bear the legend set forth in Section 3 of such Registration Rights Agreement.

     5. CONDITIONS OF LENDERS' OBLIGATIONS AT CLOSING. The obligations of the Lenders under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Lenders:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in the Security Agreement and in this Agreement shall be true on and as of such Closing with the same effect as if made on and as of such Closing.

          5.2 PERFORMANCE. The Company shall have performed or fulfilled all agreements, obligations and conditions contained herein and in the Security Agreement required to be performed or fulfilled by the Company before such Closing.

          5.3 BLUE SKY COMPLIANCE. The Company shall have complied with and be effective under all state securities or Blue Sky laws applicable to the execution and delivery of the Notes and the issuance of the common stock upon conversion of the Notes to the Lenders.

          5.4 PROCEEDINGS SATISFACTORY. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be satisfactory to the Lenders, in the reasonable exercise of the judgment of the Lenders.

          5.5 OTHER AGREEMENTS. The Company and the Lenders shall have entered into the Registration Rights Agreement and the Security Agreement.

          5.6 NO ACTIONS PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by the Transaction Agreements.

     6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lenders contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

          6.2 BLUE SKY COMPLIANCE. The Company shall have complied with and be effective under the securities laws of the State of Oregon and any other applicable states as necessary to execute and deliver the Notes to the Lenders and to issue the common stock upon conversion of the Notes to the Lenders.

          6.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by the Transaction Agreements.

     7.   MISCELLANEOUS

          7.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

          7.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          7.3 ENTIRE AGREEMENT. The Transaction Agreements and the other documents delivered hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects
hereof and thereof.   None of the Transaction Agreements nor any term hereof and thereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          7.4 NOTICES, ETC. Any notice and other communications as required or permitted under the Transaction Agreements shall be mailed, by registered or certified mail, postage prepaid with return receipt requested, or otherwise delivered by hand, by messenger or by facsimile (with confirmation of receipt), addressed (a) if to a Lender, at such Lender's address set forth on the signature page hereof, or at such other address as such Lender shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (c) if to the Company, at its address set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the Lenders.

          7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          7.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          7.7 HEADINGS. Headings and the table of contents in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

          7.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in or made pursuant to this Agreement and the Security Agreement shall survive the execution and delivery of this Agreement and the Closing; provided however, that such representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing.

          7.9 AMENDMENT OF AGREEMENT. Any provision of this Agreement may be modified or amended by a written instrument signed by the Company and by the Lenders.

          7.10 FINDER'S FEES. Each of the Company and the Lenders represents and warrants to the others that no person is entitled, directly or indirectly, to compensation by reason of any contract or understanding with such party, as a finder or broker in connection with the sale and purchase of the Notes and Warrants hereunder or in connection with the issuance of the common stock upon conversion of the

Notes or upon exercise of the Warrants. Each of the Company and the Lenders will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

          7.11 EXPENSES. The Company and the Lenders will each bear their respective legal and other fees and expenses in connection with the transactions contemplated by this Agreement.

     The foregoing agreement is hereby executed as of the date first above written.

SANCTUARY WOODS MULTIMEDIA              PEQUOT PARTNERS FUND, L.P.
CORPORATION,
A DELAWARE CORPORATION



By:                                     By:
   ----------------------------------       -----------------------------------
                                                  Name:
                                                        -----------------------
Name:                                             Its:
     --------------------------------                   -----------------------

Title:
      -------------------------------

Address:  1250 45th Street, Suite 350   Address:
          Emeryville, CA  94608-2924             ------------------------------

                                                 ------------------------------




                                        PEQUOT INTERNATIONAL FUND, INC.

                                        By:
                                            -----------------------------------
                                                  Name:
                                                        -----------------------
                                                  Its:
                                                        -----------------------




                                        Address:
                                                 ------------------------------

                                                 ------------------------------


                           *NOTE PURCHASE AGREEMENT*
                                   SCHEDULE A

                                    LENDERS


Pequot Partners Fund, L.P.         $250,000.00

Pequot International Fund, Inc.         $250,000.00

                                   SCHEDULE B

                                   INVESTORS
                           (Pursuant to Section 1.9)


Pequot Partners Fund, L.P.

Pequot International Fund, Inc.

                                   EXHIBIT A

                      FORM OF CONVERTIBLE PROMISSORY NOTE

                                   EXHIBIT B

                                FORM OF WARRANT

                                   EXHIBIT C

                               SECURITY AGREEMENT

                                   EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION
                      SECURED CONVERTIBLE PROMISSORY NOTE


                                                              December 29, 1997


     Subject to the terms and conditions of this Secured Convertible Promissory Note (the "Note"), for value received, SANCTUARY WOODS MULTIMEDIA CORPORATION, a Delaware corporation (the "Company"), whose address is 1250 45th Street, Suite 350, Emeryville, CA 94608-2924 promises to pay to PEQUOT INTERNATIONAL FUND, INC., the principal amount of ONE HUNDRED TWENTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($128,750) (the "Principal Amount"), together with interest at the rate of 15.0% per annum, payable on the terms set forth in Section 2 herein. The following is a statement of the rights of the holder of this Note and the terms and conditions to which this Note is subject, and to which the holder hereof, by the acceptance of the Note agrees:

     THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE "SECURITY AGREEMENT") DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY IN FAVOR OF HOLDER. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

     1. CERTAIN DEFINITIONS. Unless the context otherwise requires, as used in this Note, the following terms will have the following meanings:

          1.1 "Company" means Sanctuary Woods Multimedia Corporation and any corporation which succeeds to, or assumes the obligations of Sanctuary Woods Multimedia Corporation under this Note.

          1.2 "Noteholder," "Holder," "Holder of this Note," or similar terms, when the context refers to a holder of this Note, will mean any person who at the time in question is the registered holder of this Note.

          1.3  The "Act" means the Securities Act of 1933, as amended.

          1.4 "Conversion Stock" mean the Common Stock of the Company to be issued on conversion of this Note.

          1.5 "Purchase Agreement" means the Note Purchase Agreement, dated as of November 20, 1997, by and between the Company and the Lenders set forth on Schedule A thereto (as amended from time to time).

          1.6 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 20, 1997 by and between the Company and the Investors set forth on Exhibit A thereto.

          1.7 "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on, amounts reimbursable and fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of the Company, or with respect to indebtedness of Theatrix Interactive Inc., the Company's wholly-owned subsidiary, pursuant to existing bank lines of credit with Silicon Valley Bank, Phoenix Leasing, Inc. or Steelcase Financial Services, Inc., (ii) indebtedness of the Company, or with respect to which the Company is a guarantor, to a lending institution for a bank line of credit created after the date hereof and for a principal amount greater than or equal to $125,000, whether or not secured and (iii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

     2.   MATURITY DATE AND PAYMENT.

          2.1  MATURITY DATE.  Unless otherwise extended as provided in Section
2.4 herein, this Note will mature and be subject to Holder's options, in accordance with Section 2.3 hereof, on December 29, 2000 (the "Maturity Date"). Subject to Section 3 below, interest shall accrue hereon and shall be payable every six months (an "Interest Payment Date") in cash or in Common Stock of the Company, at the Holder's election, provided, however, that unless the Holder provides the Company with notice within 5 business days of an Interest Payment Date of its election to convert such interest payment to Common Stock in accordance with Section 3.1 hereof, the Holder shall be deemed to have elected to receive cash.

          2.2 PREPAYMENT. The remaining principal amount of this Note and all accrued but unpaid interest of this Note may be prepaid by the Company at any time upon fifteen (15) business days prior written notice to the Holder (the fifteenth business day following the date such notice is delivered shall be defined as the "Prepayment Date") at 115% of the Principal Amount plus any accrued interest; provided however, that in such event, the Holder may convert the Note to Common Stock of the Company according to the provisions of
Section 3.1 hereof by delivering to the Company a Conversion Notice, a form of which is attached hereto as EXHIBIT A (the "Conversion Notice"), at least one business day prior to the Prepayment Date.

          2.3 HOLDER'S OPTIONS AT MATURITY DATE. On the Maturity Date, the Holder shall have the option to (i) convert the outstanding principal amount and all interest and other amounts owing to the Holder in connection with Note to Common Stock pursuant to Section 3.1 hereof, by delivering to the Company a Conversion Notice at least one business day prior to the Maturity Date, (ii) demand payment of the principal amount of the Note and all accrued interest thereon, which amounts have not been prepaid pursuant to Section 2.2 hereof, by delivering to the Company a Demand Notice, a form of which is attached hereto as EXHIBIT B, at least one business day prior to the Maturity Date, or (iii) extend the Maturity Date pursuant to and subject to the conditions of Section 2.4 hereof. The Holder shall give the Company notice, not less than three business days but not more than five business days prior to the Maturity Date, as to its option pursuant to this Section 2.3; provided however, that if the Holder has not given the Company notice by the Maturity Date, the Maturity Date shall be extended for ninety (90) days, and this extended date shall be deemed the Maturity Date for purposes of this Note, including the provisions of this
Section 2.3.

          2.4 EXTENSION OF MATURITY DATE. On or prior to the Maturity Date, the Holder shall have the option, with the prior written consent of the Company, to extend the date on which this Note is due and payable or convertible, by executing and delivering to the Company an Extension Agreement, a form of which is attached hereto as EXHIBIT C, at least one business day prior to the Maturity Date; and, if agreed by the Company, this agreed-upon date shall be deemed the Maturity Date for purposes of this Note.

     3.   CONVERSION.

          3.1 CONVERSION. If the Company receives from the Holder a Conversion Notice at least one business day prior to the Maturity Date, the Prepayment Date or in the event of a deemed conversion election for an Interest Payment Date, as the case may be, the outstanding principal amount of the Note and all interest and other amounts owing to the Holder in connection with such Note (in the case of a Conversion Notice delivered with respect to the Maturity Date or the Prepayment Date) or the amount of interest payable on the Note (in the case of a deemed conversion election for an Interest Payment Date) shall be converted into shares of Common Stock of the Company, on the date specified on the Conversion Notice, or in the case of a deemed conversion of interest pursuant to Section 2.1, on such Interest Payment Date. The number of shares of Conversion Stock of the Company upon such conversion shall be calculated by dividing the amount payable with respect to the Note for such Maturity Date, Prepayment Date or Interest Payment Date, as the case may be, by a conversion rate (the "Conversion Rate") of $0.20 per share of Common Stock. The Conversion Rate and the number of shares issuable upon conversion hereof are subject to adjustment from time to time as follows:

               (a) RECLASSIFICATION, ETC. If the Company at any time while this Note, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the conversion rights under this Note immediately prior to such reclassification or other change and the Conversion Rate therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 3.1.

               (b) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Note, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which conversion rights under this Note exist, into a different number of securities of the same class, the Conversion Rate for such securities shall be proportionately decreased and the number of securities issuable upon conversion proportionately increased in the case of a split or subdivision or the Conversion Rate of such securities shall be proportionately increased and the number of securities issuable upon conversion proportionately decreased in the case of a combination.

               (c) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If, while this Note, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Note shall be convertible into, in addition to the number of shares of the security receivable upon the conversion of this Note, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 3.1.

               (d) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3.1, the Company shall, upon the written request, at any time, of such holder of this Note, furnish or cause to be furnished to such holder a certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Rate at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the conversion of the Note.

               (e) NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section
3.1 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Note against impairment.

          3.2 MECHANICS AND EFFECT OF CONVERSION. No fractional shares of Conversion Stock will be issued upon conversion under Section 3.1. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash that amount of the unconverted balance under this Note (including both principal and accrued interest); provided that such fractional share amount shall not be deemed to constitute an amount due under the Note. Upon conversion of the outstanding principal amount of this
Note in accordance with Section 3.1, the

Holder of this Note shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent for the Company. At its expense, the Company will, as soon as practicable after a conversion by a Holder pursuant to Section 3.1 and, in accordance with this Section 3.2, issue and deliver to such Holder at the Holder's address set forth on the signature page of the Purchase Agreement, a certificate or certificates for the number of shares of Conversion Stock to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. Upon conversion of the outstanding principal amount of this Note, the Company will be forever released from all its obligations and liabilities under this Note, including without limitation the obligation to pay the principal amount or accrued interest.

          3.3 LEGENDS. The Conversion Stock shall bear the legends set forth in Section 3 of the Registration Rights Agreement.

     4. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company's Senior Indebtedness.

          (a) INSOLVENCY PROCEEDINGS. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company,
(i) no amount shall be paid by Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Company by or on behalf of Holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

          (b) DEFAULT ON SENIOR INDEBTEDNESS. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within sixty (60) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Holder pursuant to the terms of this Section 4(b) during any 360 day period.

          (c) FURTHER ASSURANCES. By acceptance of this Note, Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Holder's rights hereunder, Company may require that Holder execute such forms of subordination agreement; provided that such forms shall not impose on Holder terms less favorable than those provided herein and in the Security Agreement.

          (d) OTHER INDEBTEDNESS. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

          (e) SUBROGATION. Subject to the payment in full of all Senior Indebtedness, Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this
Section 4) to receive payments and distributions of assets of Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for the provisions of this Section 4 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

          (f) NO IMPAIRMENT. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this
Section 4 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

          (g) RELIANCE OF HOLDERS OF SENIOR INDEBTEDNESS. Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness. Holder agrees to execute all other documents reasonably requested by the Company or holders of Senior Indebtedness to evidence such subordination.

     5. ASSIGNMENT. The rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company.

     6. WAIVER AND AMENDMENT. This Note or any provisions hereof may be amended, waived or modified with the written consent of the Company and the Holder.

     7. LOST DOCUMENTS. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver in lieu of this Note a new Note of the same series and of like tenor and unpaid principal amount and dated as of the date to which interest, if any, has been paid on the unpaid principal amount of this Note.

     8. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of California, excluding that body of law relating to conflict of laws.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                       SANCTUARY WOODS MULTIMEDIA
                                       CORPORATION



                                       By:
                                           ----------------------------------

                                       Name:
                                             --------------------------------

                                       Title:
                                              -------------------------------


ACCEPTED AND AGREED TO:

PEQUOT INTERNATIONAL FUND, INC.

By:
    -------------------------------

Name:
      -----------------------------

Title:
       ----------------------------

                                   EXHIBIT A

                              NOTICE OF CONVERSION


     Pursuant to Section 3.1 of the Secured Convertible Promissory Note, dated December 29, 1997, the Holder hereby irrevocably converts the outstanding principal and accrued interest on the Note in accordance with Section 3.1 of the Note.

     This conversion notice may be revoked only with the express written consent of the Holder and the Company.



_____________, 19__



                                       PEQUOT INTERNATIONAL FUND, INC.



                                       By:
                                           ----------------------------------

                                       Name:
                                             --------------------------------

                                       Title:
                                              -------------------------------

                                   EXHIBIT B

                                 DEMAND NOTICE


     Pursuant to Section 2.3 of the Secured Convertible Promissory Note, dated December 29, 1997, the Holder hereby demands immediate payment of the principal amount of the Note and all accrued interest thereon, which amounts have not been prepaid pursuant to Section 2.2 of the Note.





                                       PEQUOT INTERNATIONAL FUND, INC.



                                       By:
                                           ----------------------------------

                                       Name:
                                             --------------------------------

                                       Title:
                                              -------------------------------

                                     EXHIBIT C

                         AGREEMENT TO EXTEND MATURITY DATE


     Pursuant to Section 2.4 of the Secured Convertible Promissory Note, dated December 29, 1997, the Holder and the Company agree to extend the Maturity Date, as defined in the Note, to ___________, 19__; and this date shall be the Maturity Date for purposes of the Note.



                                       PEQUOT INTERNATIONAL FUND, INC.


                                       By:
                                           ----------------------------------

                                       Name:
                                             --------------------------------

                                       Title:
                                              -------------------------------


ACCEPTED AND AGREED TO:

SANCTUARY WOODS MULTIMEDIA
CORPORATION


By:
    -------------------------------

Name:
      -----------------------------

Title:
       ----------------------------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.


                                                  Warrant to Purchase
                                                  125,000 Shares
                                                  of Common Stock
                                                  Dated December 29, 1997

                         WARRANT TO PURCHASE COMMON STOCK

                                        OF

                      SANCTUARY WOODS MULTIMEDIA CORPORATION

                             Void after December 29, 2002
     This certifies that, for value received, PEQUOT INTERNATIONAL FUND, INC. or its registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from SANCTUARY WOODS MULTIMEDIA CORPORATION (the "Company"), a Delaware corporation, ONE HUNDRED TWENTY-FIVE THOUSAND (125,000) shares of the Common Stock of the Company, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below.

     1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Pacific Standard Time, on December 29, 2002 (the "Term"), and shall be void thereafter.

     2. EXERCISE PRICE. The Exercise Price at which this Warrant may be exercised shall be $0.15 per share of Common Stock as adjusted from time to time pursuant to Section 10 hereof (the "Exercise Price").

     3.   EXERCISE OF WARRANT.

          (a) This Warrant is exercisable by the Holder in whole or in part, but not for less than one hundred thousand (100,000) shares at a time (or if the maximum number of shares purchasable upon exercise of this Warrant is less than 100,000, this Warrant shall be exercisable for such lesser number of shares which may then constitute the maximum number purchasable), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the Exercise Price multiplied by the number of shares being purchased.

          (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten
(10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of shares for which this Warrant may then be exercised.

     4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional share shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6. RIGHTS OF STOCKHOLDERS. Subject to Sections 8 and 10 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof (the "Warrant Shares") shall have been issued, as provided herein.

     7. COMPLIANCE WITH SECURITIES LAWS. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

          (a) The Holder of this Warrant, by acceptance thereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of any federal securities laws, including without limitation the Securities Act of 1933, as amended (the "Act"), any state securities laws or any applicable securities law of foreign jurisdictions, or any rules or regulations promulgated thereunder. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

          (b)  Without in any way limiting the representations set forth in
(a) above, the Holder further agrees not to make any disposition of all or any portion of this Warrant or any Warrant Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 7, and:

               (i) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

          (c) This Warrant and all shares issuable hereunder shall bear the following legends:

               (i) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT."

               (ii)  Any legend required by applicable state law.

     8. RESERVATION OF STOCK. The Company covenants that during the Term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to provide sufficient reserves of shares of the Common Stock issuable upon the exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The

Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     9. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     10. ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          (a) RECLASSIFICATION, ETC. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

          (b) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased and the number of securities issuable upon exercise proportionately increased in the case of a split or subdivision or the Exercise Price of such securities shall be proportionately increased and the number of securities issuable upon exercise proportionately decreased in the case of a combination.

          (c) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If, while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon the exercise of this Warrant, and without payment of any additional consideration thereof, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
Section 10.

          (d) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company shall, upon the written request of any holder of this Warrant, furnish or cause to be furnished to such holder a certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

          (e) NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

     11. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall inure to the benefit of and be binding upon the Company and Holder and their respective permitted successors and assigns.

     12. ATTORNEYS' FEES. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

     13. GOVERNING LAW. This Warrant shall be governed by the laws of the State of California.

     14. NOTICES. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or
(iv) five days after posting when sent by registered or certified mail to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this Section 14.

     If to the Company:       Sanctuary Woods Multimedia Corporation
                              1250 45th Street, Suite 350
                              Emeryville, CA  94608-2924
                              Attn:  President

     with a copy to:          Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Road
                              Palo Alto, CA  94304
                              Attn:  Judith O'Brien

     If to the Holder:        PEQUOT INTERNATIONAL FUND, INC.
                              Dawson-Samberg Capital Management, Inc.
                              354 Pequot Avenue
                              Southport, CT 06490

     15. CAPTIONS. The Section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

IN WITNESS HEREOF, SANCTUARY WOODS MULTIMEDIA CORPORATION has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: December 29, 1997


                                   SANCTUARY WOODS MULTIMEDIA CORPORATION


                                   By:
                                       ----------------------------------












                   *PEQUOT INTERNATIONAL FUND, INC. WARRANT*

                               NOTICE OF EXERCISE

To:  SANCTUARY WOODS MULTIMEDIA CORPORATION

     (1)  The undersigned hereby elects to:

          Purchase _______________________ shares of Common Stock of SANCTUARY WOODS MULTIMEDIA CORPORATION, pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price for such shares in full;

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of any federal securities laws, including without limitation the Securities Act of 1933, as amended, any state securities laws or any applicable securities laws of foreign jurisdictions or any rules or regulations promulgated thereunder.

                                   PEQUOT PARTNERS FUND, L.P.


                                   By:
-------------------------              ---------------------------------------
[Date]

                                   Title:
                                          ------------------------------------